J.P. Morgan Healthcare Conference: Evolent Health January 15, 2020 1 Confidential – Do Not Distribute

Safe Harbor Statement Certain statements in this presentation and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, include, among others: Passport’s results in the ongoing Kentucky Medicaid RFP process; the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of customer contracts; the failure of an award under which, among other things would results in significantly reduced revenues in and after [2020] and would require us to acquire the 30% equity interest in [Passport] we do not already own; the structural change in the market for health care in the United States; uncertainty in the health care regulatory framework, including the potential impact of policy changes; uncertainty in the public exchange market; the uncertain impact of CMS waivers to Medicaid rules and changes in membership and rates; the uncertain impact the results of elections may have on health care laws and regulations; our ability to effectively manage our growth and maintain an efficient cost structure; our ability to offer new and innovative products and services; risks related to completed and future acquisitions, investments, alliances and joint ventures, including the pending partnership with GlobalHealth, the acquisition of assets from New Mexico Health Connections (“NMHC”), and the acquisitions of Valence Health Inc., excluding Cicerone Health Solutions, Inc. (“Valence Health”), Aldera Holdings, Inc. (“Aldera”) and NCIS Holdings, Inc. (“New Century Health”), which may be difficult to integrate, divert management resources, or result in unanticipated costs or dilute our stockholders; our ability to consummate opportunities in our pipeline; certain risks and uncertainties associated with the acquisition of assets from NMHC and the acquisitions of Valence Health, Aldera and New Century Health, including future revenues may be less than expected, the timing and extent of new lives expected to come onto the platform may not occur as expected and the expected results of Evolent may not be impacted as anticipated; risks relating to our ability to maintain profitability for our and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts; the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including enrollment numbers for our partners’ plans (including in Florida), premium pricing reductions, selection bias in at-risk membership and the ability to control and, if necessary, reduce health care costs, particularly in New Mexico; our ability to attract new partners and successfully capture new growth opportunities; the increasing number of risk-sharing arrangements we enter into with our partners; our ability to recover the significant upfront costs in our partner relationships; our ability to estimate the size of our target markets; our ability to maintain and enhance our reputation and brand recognition; consolidation in the health care industry; competition which could limit our ability to maintain or expand market share within our industry; risks related to governmental payer audits and actions, including whistleblower claims; our ability to partner with providers due to exclusivity provisions in our contracts; restrictions and penalties as a result of privacy and data protection laws; adequate protection of our intellectual property, including trademarks; any alleged infringement, misappropriation or violation of third-party proprietary rights; our use of “open source” software; our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information; our reliance on third parties and licensed technologies; our ability to use, disclose, de-identify or license data and to integrate third-party technologies; data loss or corruption due to failures or errors in our systems and service disruptions at our data centers; online security risks and breaches or failures of our security measures, including with respect to privacy of health information; our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users; our reliance on third-party vendors to host and maintain our technology platform; our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements; the risk of a significant reduction in the enrollment in our health plan; our ability to accurately underwrite performance-based risk-bearing contracts; risks related to our offshore operations; our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel; the risk of potential future goodwill impairment on our results of operations; our indebtedness and our ability to obtain additional financing; our ability to achieve profitability in the future; the requirements of being a public company; our adjusted results may not be representative of our future performance; the risk of potential future litigation; the impact of changes in accounting principles and guidance on our reported results; our holding company structure and dependence on distributions from Evolent Health LLC; our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future; our ability to utilize benefits under the tax receivables agreement described herein; our ability to realize all or a portion of the tax benefits that we currently expect to result from exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG Global, LLC; distributions that Evolent Health LLC will be required to make to us; our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize; different interests among our pre-IPO investors, or between us and our pre-IPO investors; the terms of agreements between us and certain of our pre-IPO investors; the conditional conversion feature of the 2025 Notes, which, if triggered, could require us to settle the 2025 Notes in cash; the impact of the accounting method for convertible debt securities that may be settled in cash; the potential volatility of our Class A common stock price; the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale or are purchased under outstanding warrants; provisions in our second amended and restated certificate of incorporation and second amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us; our ability to comply with covenants in our debt agreements and to repay or refinance our outstanding indebtedness; the ability of certain of our investors to compete with us without restrictions; provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; our intention not to pay cash dividends on our Class A common stock; our ability to maintain effective internal control over financial reporting; our expectations regarding the additional management attention and costs that will be required as we have transitioned from an “emerging growth company” to a “large accelerated filer”; and our lack of public company operating experience. 2 Confidential – Do Not Distribute

Safe Harbor Statement (continued) The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Reports on Form 10-Q and other documents filed with the SEC include additional factors that could affect our business and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this presentation. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to purchase any securities of any nature whatsoever, and it may not be relied upon in connection with the purchase of securities. The contents of this presentation do not constitute legal, tax or business advice. Anyone reading this presentation should seek advice based on their particular circumstances from independent legal, tax and business advisors. 3 Confidential – Do Not Distribute

Non-GAAP Financial Measures In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Transformation Revenue, Adjusted Platform and Operations Revenue, Adjusted Services Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Selling, General and Administrative (“SG&A”) Expenses, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance. Adjusted Services Revenue, Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue are defined as services revenue, transformation revenue, platform and operations revenue, respectively, adjusted to exclude the impact of purchase accounting adjustments. In addition, the company’s Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue for the year ended December 31, 2018, include a $4.5 million adjustment related to revenue that was contracted for prior to 2018 and that was properly excluded from revenue in our 2017 results under the revenue recognition rules then in effect under Accounting Standards Codification (“ASC”) 605. On January 1, 2018, we adopted the new revenue recognition rules under ASC 606 using the modified retrospective method, which required us to include this $4.5 million as part of the cumulative transition adjustment to beginning retained earnings as of January 1, 2018. Under ASC 605, and based on proportionate performance revenue recognition, we would have recognized an additional $4.5 million in revenue during 2018, primarily within our Adjusted Transformation Services Revenue. The company has therefore included this revenue, and related profit, in its adjusted results for the year ended December 31, 2018, as they had not been previously reported prior to 2018 and the contracts are expected to be completed within 2018. This is a one-time adjustment and it will not reoccur in future periods. Adjusted Revenue is defined as the sum of Adjusted Services Revenue and True Health Premium Revenue less intercompany eliminations. Evolent Health, Inc. is a holding company and its principal asset is all of the common units in its operating subsidiary, Evolent Health LLC, which has owned all of its operating assets and substantially all of its business since inception. Prior to the offering reorganization on June 4, 2015, the predecessor of Evolent Health, Inc. accounted for Evolent Health LLC as an equity method investment. The financial results of Evolent Health LLC have been consolidated in the financial statements of Evolent Health, Inc. following the offering reorganization. Management uses Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts. Adjusted Selling, General and Administrative Expenses are defined as selling, general and administrative expenses, respectively, adjusted to include the results of Evolent Health LLC for periods prior to the offering reorganization and to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations, securities offerings and other one-time adjustments. Management uses Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are one-time (e.g. transaction costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses. Adjusted EBITDA is the sum of Services Adjusted EBITDA and True Health Adjusted EBITDA and is defined as EBITDA (net income (loss) attributable to Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude income (loss) from equity method investees, gain (loss) on disposal of assets, changes in fair value of contingent consideration and indemnification asset, other income (expense), net, net (income) loss attributable to non-controlling interests, ASC 606 transition adjustments, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations, and other one-time adjustments. Management uses Adjusted EBITDA as a supplemental performance measure because the removal of transaction costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Adjusted Revenue. These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to the comparable GAAP financial measures is presented in the Appendix. 4 Confidential – Do Not Distribute

Introductions Frank Williams Seth Blackley John Johnson Chief Executive Officer President Chief Financial Officer, and Co-Founder, and Co-Founder, Evolent Health Evolent Health Evolent Health 5 Confidential – Do Not Distribute

Market Context: The Structural Problem in Health Care Traditional fee-for-service payment pits payers and providers against each other and leaves patients caught in the middle ??? Payer Provider Patient 6 Confidential – Do Not Distribute

The Result: Not Getting What We Pay For Highest Cost, Out of Control Poor Customer Lowest Life Expectancy Specialty Spending Satisfaction U.S. spends more on health U.S. spending on oncology Health insurers ranked 21 out care than other high-income drugs rose 60% from 2013 to of 23 industries that receive countries yet has the 2017 ($38 billion to $61 billion)2 a Net Promoter Score3 lowest life expectancy1 1) “Health Care Spending in the United States and Other High-Income Countries.” JAMA Network. 13 March 2018. https://jamanetwork.com/journals/jama/article-abstract/2674671 2) “Global Oncology Trends 2018.” IQVIA Institute. 24 May 2018. https://www.iqvia.com/insights/the-iqvia-institute/reports/global-oncology-trends-2018 3) “How Your Net Promoter Score Could Influence Your Business.” Managed Healthcare Executive. 3 March 2018. https://www.managedhealthcareexecutive.com/business-strategy/ 7 how-your-net-promoter-score-could-influence-your-business Confidential – Do Not Distribute

The Opportunity: Industry Transformation Through Value-Based Care Highest Cost, Out of Control Poor Customer Lowest Life Expectancy Specialty Spending Satisfaction Total Cost of Care Specialty Care Administrative Management Management Simplification Transformation requires integrated capabilities that engage payers, providers and patients effectively 8 Confidential – Do Not Distribute

What Makes Evolent Unique: Our Integrated Capabilities Evolent is the bridge between payers and providers… Payer Provider …helping patients receive high quality care that is cost-effective, Patient evidence-based and seamless 9 Confidential – Do Not Distribute

Evolent Today: National Footprint of Payer and Provider Partners

~$800M
LTM revenue*

35+
partners

40+
states

3.7M
lives supported

3,200+
employees

National Payers

Humana.

aetna

Regional Payers

PASSPORT HEALTH PLAN

CountyCare HEALTH PLAN

Health Systems

LEE HEALTH

Deaconess

Physicians

somos

Key Physicians

*LTM Q3 2019 GAAP Revenue. Inclusive of Services and True Health

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Key Investment Themes 1 Evolent’s Solutions Create Differentiated Clinical and Administrative Value 2 Significant Total Addressable Market Across Payers and Providers 3 Strong Market Momentum and Growth Outlook 4 Attractive Financial Profile Driven by Scalability & Long-Term Margin Expansion 11 Confidential – Do Not Distribute

Our Solutions Enable Payers and Providers to Succeed in Value-Based Care

	Clinical		Administrative
Opportunity	Total Cost of Care Management	Specialty Care Management	Administrative Simplification
Key Solution Components	Integrated clinical programs and technology	Precision Pathways℠ in oncology and cardiology	Comprehensive health plan administration services
Example Target Customer	Independent primary care physicians	Payers	Payers
Example Results	**~$100M+** Total Savings Generated with Next Generation ACO Partners in 2017 and 2018[1]	**10-15%** Annual Savings in Oncology Spend[2]	**99%+** Financial and Procedural Accuracy[3]

1) "Financial and Quality Results," CMS.gov. https://innovation.cms.gov/initiatives/Next-Generation-ACO-Model/. Total savings includes the shared savings payment made to ACOs as well as savings that accrue to CMS through the benchmark discount and sharing rate and risk corridor elections.
2) Based on average annual savings across NCH partner base, including 2 large payer clients that achieved 15-16% annual savings
3) The procedural and financial accuracy metrics are based on the SLA performance across our organization calculated from claim adjudicator audits for FY2019 (through 11/2019). Based on results of Evolent's claims auditing: Financial Accuracy >99% average rating across 10 partners and Procedure Accuracy >99% rating across 8 partners

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How We Do It: Total Cost of Care Management Market • Midwest health system serves 96,000 managed care lives, including Overview Next Generation ACO, MA, Employee and Commercial lines of business • Partnership began in 2014 and includes MSSP, MA, Employee and Evolent Commercial LOBs Partnership • Evolent has supported partner’s Next Generation ACO since 2016 • Services include IdentifiSM technology platform and Evolent clinical programs (e.g., Complex Care, Transitions Care and Advanced Illness Care), as well as risk adjustment, network management and other clinical services 1 National ✓ Ranked #3 Next Generation ACO in U.S. for 2018 by CMS Recognition ✓ Top 5 Next Generation ACO by CMS – 3 Years in a Row2 1.) "Financial and Quality Results," CMS.gov. https://innovation.cms.gov/initiatives/Next-Generation-ACO-Model/. 2.) By total savings; Performance Years 2016, 2017, 2018 13 Confidential – Do Not Distribute

How We Do It: Specialty Care Management WITH SUBSTANTIAL ROOTED IN CLINICAL EVIDENCE BASED FOREMOST ON QUALITY COST SAVINGS Anti-Cancer Regimens Average Cost Per Treatment Level 2 Pathways Example Options $ Thousands National Guidelines A B C D E F G H I $30 Physician Trade Organizations B C E G H Efficacy $19 $18 $19 8,000+ Practicing Physicians Physicians $14 $13 in NCH Network Toxicity B E G Advisory Board Cost B E $ Breast Lung Colorectal SM Level 1 Precision Pathways Level 2 Level 1 Source: Internal NCH Cost Analysis Q4 2016-Q3 2017 14 Confidential – Do Not Distribute

How We Do It: Administrative Simplification Simplified administrative and clinical processes powered by a modern and integrated platform • TPA, enrollment & billing support Health Plan • Medical & utilization management MEDICAL • Payment & program integrity support ECONOMICS Services • Provider network contracting services ✓ National Committee • Actuarial, regulatory & compliance for Quality Assurance (NCQA) DYNAMIC Risk • Analysis, data & operational Accreditation RULES ENGINE integration with payer processes in Utilization Mgmt. Management • Ongoing performance management and Case Mgmt. PREDICTIVE • Population health & market analytics ✓ Evolent is the First MODELS Analytics & • Network evaluation Organization to Reporting • Clinical delivery optimization Earn NCQA • Patient engagement Population Health Accreditation1 1) National Committee for Quality Assurance (NCQA); https://reportcards.ncqa.org/#/other-health-care-organizations/list 15 Confidential – Do Not Distribute

2 Over $130B in Target Addressable Market Administrative ✓ Diversified Simplification3 solution Specialty Care portfolio $23B Management2 ✓ Multiple entry points for both Estimated payers and Target $50B Total Cost of Addressable providers Care Management1 Market ✓ Significant cross-sell opportunities $60B ✓ Strong market catalysts 1) Includes MA HMO and MSSP 2) Includes MA Part A, Part B and Medicaid 3.) Estimated market size based on internal assessment 16 Confidential – Do Not Distribute

Breadth and Depth of Recent Pipeline 7 new partnerships announced in 2019 Pipeline and recent partner additions diversified across solution areas Significant cross-sell across payer and provider segments demonstrates forward opportunity with current partner network Strong new business pipeline entering 2020 with several late-stage deals 17 Confidential – Do Not Distribute

Passport Health Plan RFP Update Current Situation • Passport Health Plan (PHP), a 300,000 member Medicaid plan with a 22-year operating history in Kentucky, has been an Evolent partner since 2016. • On December 30, Evolent closed the transaction that gives Evolent a 70 percent ownership stake in Passport. The remaining 30 percent is owned by the University of Louisville and other legacy Passport owners. • Passport continues to improve its operational and financial performance across 2019 (positive operating margin reported for Q3). New Kentucky Medicaid RFP • On January 10, the Beshear administration issued a new RFP with a submission date of February 7. • A final decision on the Medicaid contract awards is currently expected in April 2020, with a contract start date of January 1, 2021. • Passport’s current Medicaid contract expected to be extended through the end of 2020. 18 Confidential – Do Not Distribute

3 Strong Market Momentum and Growth Outlook STRONG, CONSISTENT GROWTH IN SERVICES BUSINESS BUSINESS MODEL Total Adjusted ✓ Multiple sources of organic Revenue* growth, cross-sell and new 161.3 partnerships 94.0 642.8 Services 538.4 CAGR 436.4 44% ✓ High-visibility driven by recurring revenue through 256.3 per-member per-month fees; 163.5 Fee or performance-based contracts 2015 2016 2017 2018 LTM Q3 2019 ✓ Long-term contracts/ Services Segment True Health Segment True Health Premium revenue in 2019 includes customer relationships * $ in Millions transitional reinsurance revenues *Non-GAAP measure, see “Non-GAAP Financial Measures” above for definition and Appendix A for reconciliation to GAAP. GAAP revenues in 2015, 2016, 2017, 2018, and LTM Q3 2019 were $96.9M, $254.2M, $435.0M, $627.1M and $802.9M respectively. GAAP Services revenues in 2018 and LTM Q3 2019 were $533.1M and $641.6M respectively. 19 Confidential – Do Not Distribute

Attractive Financial Profile Driven by Scalability 4 and Long-Term Margin Expansion ADJUSTED EBITDA MARGINS1 Path to Profitability Driven By: ✓ Top-line growth and scale 4.1% • $45M+ growth in quarterly Adjusted 3.7% Services Revenue between Q1 2019 1.5% and Q4 2019 guidance midpoint -0.5% ✓ Reductions in unit costs through automation and efficiency -3.2% • Cost right-sizing through Q3 removed more than $60M in operating expenses vs. Q1 -8.3% • SG&A down 22% as a percent of 2016 2017 2018 Q3 2019 Q3 2019 Q4 2019 YTD Guidance adjusted services revenue Q3 2019 vs. Midpoint 2016 1.) Non-GAAP measure, see “Non-GAAP Financial Measures” above for definition and Appendix B for reconciliation to GAAP. Net income margin in 2016, 2017, 2018, Q3 2019 YTD, and Q3 2019 were -62.8%, -14.0%, -8.4%, -17.0% and -11.6% respectively. 20 Confidential – Do Not Distribute

Historical Capital Prioritization MARKET LEADERSHIP AND CAPABILITY ACQUISITIONS PARTNER ALIGNMENT CAPITAL POSITION ✓ Closed on five-year, ✓ Mission and strategic fit ✓ Modest co-investments enable $125M Senior Debt ✓ Attractive financial profile significant long-term Services facility in December ✓ Cross-sell opportunity contracts 2019, with $75M ✓ Capture clinical value drawn at close ✓ Strengthens balance sheet and enables focus on executing growth strategy across 2020 Track Record of Strong ROI Capital Deployment and 2021 21 Confidential – Do Not Distribute

2020 Outlook We will provide formal guidance on 2020 when we announce Q4 results in late February. Preliminary Outlook For 2020, we anticipate a minimum of $820M in revenue in our services segment, or 20% organic growth (vs. midpoint of 2019 guidance). 22 Confidential – Do Not Distribute

Key Investment Themes 1 Evolent’s Solutions Create Differentiated Clinical and Administrative Value 2 Significant Total Addressable Market Across Payers and Providers 3 Strong Market Momentum and Growth Outlook 4 Attractive Financial Profile Driven by Scalability & Long-Term Margin Expansion 23 Confidential – Do Not Distribute

Appendix 24 Confidential – Do Not Distribute

Appendix A – Adjusted Revenue Reconciliation Evolent (1) Adjustments to platform and operations services revenue include deferred Evolent Health, Evolent Health LLC Health, Inc. revenue purchase accounting adjustments of approximately $0.2 million ($ in millions) Inc. as Reported Operations Adjustments as Adjusted and $1.0 million for the three and nine months ended September 30, 2019, LTM September 30, 2019 respectively, resulting from our acquisitions and business combinations. Transformation services $ 19.5 $ - $ - $ 19.5 Platform and operations services(1) 622.1 - 1.2 623.3 Premiums 161.3 - - 161.3 Total revenue $ 802.9 $ - $ 1.2 $ 804.1 Q3 2019 Transformation services $ 5.2 $ - $ - $ 5.2 Platform and operations services(1) 171.4 - 0.2 171.6 Premiums 43.5 - - 43.5 Total revenue $ 220.1 $ - $ 0.2 $ 220.3 Q2 2019 Transformation services $ 1.9 $ - $ - $ 1.9 Platform and operations services(1) 144.5 - 0.2 144.7 Premiums 45.5 - - 45.5 Total revenue $ 191.9 $ - $ 0.2 $ 192.1 Q1 2019 Transformation services $ 3.4 $ - $ - $ 3.4 Platform and operations services(1) 147.3 - 0.6 147.9 Premiums 47.1 - - 47.1 Total revenue $ 197.8 $ - $ 0.6 $ 198.4 25 Confidential – Do Not Distribute

Appendix A – **Adjusted Revenue Reconciliation (cont'd)**

($ in millions)	Evolent Health, Inc. as Reported	Evolent Health LLC Operations	Adjustments	Evolent Health, Inc. as Adjusted
2018				
Transformation services[1]	$ 32.9	$ -	$ 3.6	$ 36.5
Platform and operations services[1]	500.2	-	1.7	501.9
Premiums	94.0	-	-	94.0
Total revenue	$ 627.1	$ -	$ 5.3	$ 632.4
2017				
Transformation services	$ 29.5	$ -	$ -	$ 29.5
Platform and operations services[2]	405.5	-	1.4	406.9
Total revenue	$ 435.0	$ -	$ 1.4	$ 436.4
2016				
Transformation services [3]	$ 38.3	$ -	$ 0.1	$ 38.4
Platform and operations services[3]	215.9	-	2.0	217.9
Total revenue	$ 254.2	$ -	$ 2.1	$ 256.3
2015				
Transformation services [3]	$ 19.9	$ 15.8 [4]	$ 1.5	$ 37.2
Platform and operations services[3]	77.0	46.0 [4]	3.3	126.3
Total revenue	$ 96.9	$ 61.8	$ 4.8	$ 163.5

(1) Adjustments to transformation services revenue and platform and operations services revenue for the year ended December 31, 2018, include approximately $3.6 million and $0.8 million, respectively, resulting from our transition adjustments related to the implementation of ASC 606. Adjustments to platform and operations services revenue also include deferred revenue purchase accounting adjustments of approximately $0.9 million for the year ended December 31, 2018, resulting from our acquisitions and business combinations.

(2) Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $1.4 million for the year ended December 31, 2017, resulting from our acquisitions and business combinations.

(3) We recorded deferred revenue adjustments of approximately $2.0 million to platform and operations services revenue during 2016, related to purchase accounting adjustments from the Valence Health and Aldera acquisitions. As part of the Reorganization and as a result of gaining control of Evolent Health LLC, we recorded the fair value of deferred revenue resulting in a $4.9 million reduction to the book value. This resulted in adjustments of approximately $0.1 million and $4.8 million to transformation revenue and platform and operations revenue for the years ended December 31, 2016 and 2015, respectively, related to purchase accounting adjustments which reflect the portion of the adjustment that would have been recognized in the respective period.

(4) Represents the results of operations of Evolent Health LLC for the period January 1, 2015, through June 3, 2015.

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Appendix B – Evolent Health, Inc. Adjusted EBITDA Reconciliation

($ in millions)		2016		2017		2018		YTD Q3 2019		Q3 2019
Net income (loss) attributable to Evolent Health, Inc.	$	(159.7)	$	(60.7)	$	(52.6)	$	(103.8)	$	(25.5)
Less:										
Interest income		0.9		1.6		3.5		3.0		1.1
Interest expense		(0.2)		(3.7)		(5.6)		(10.8)		(3.6)
(Provision) benefit for income taxes		10.7		6.6		0.0		-		0.9
Depreciation and amortization expenses		(17.2)		(32.3)		(44.4)		(44.9)		(15.4)
EBITDA		(154.0)		(32.9)		(6.1)		(51.1)		(8.5)
Results of Evolent Health LLC [(1)]										
Add:										
Net loss		-		-		-		-		-
Less:										
Depreciation and amortization expenses		-		-		-		-		-
Less:										
Goodwill impairment		(160.6)		-		-		-		-
Gain on consolidation		-		-		-		-		-
Gain on disposal of assets		-		-		-		9.6		-
Loss from affiliates		(0.8)		(1.7)		(4.7)		(6.1)		(3.8)
Gain on change in fair value of contingent consideration		2.1		(0.4)		4.1		0.3		0.5
Impact of lease termination		(6.5)		-		-		-		-
Other income (expense), net		-		0.2		0.1		(0.3)		(0.1)
Net loss attributable to non-controlling interests		67.1		9.1		1.5		2.4		0.2
ASC 606 Transition Adjustment		-		-		(4.5)		-		-
Purchase accounting adjustments		(2.1)		(1.4)		(0.8)		(0.9)		(0.1)
Stock-based compensation expense		(22.5)		(20.5)		(17.6)		(14.9)		(5.8)
Severance Costs		-		-		(2.2)		(14.8)		(0.3)
Amortization of contract costs		-		-		(2.5)		(2.6)		(1.0)
Transaction costs		(9.3)		(15.9)		(2.7)		(4.5)		(1.3)
Adjusted EBITDA	$	(21.3)	$	(2.2)	$	23.2	$	(19.3)	$	3.3
Adjusted Revenue	$	256.2	$	436.5	$	632.4	$	610.8	$	220.3
Adjusted EBITDA Margin		-8.3%		-0.5%		3.7%		-3.2%		1.5%

[(1)] Represents the results of Evolent Health LLC for the period from January 1, 2015 – June 3, 2015

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28 Confidential – Do Not Distribute 800 N Glebe Rd, Suite 500 • Arlington, VA 22203 • evolenthealth.com